                              ZERO PLUS - ZERO MINUS

                        BILLING AND INFORMATION MANAGEMENT

                                SERVICES AGREEMENT

This Zero Plus - Zero Minus Billing and Information Management Services Agreement (the "Agreement") is entered into this 10th day of July 1996, by and between BILLING INFORMATION CONCEPTS INC., a Delaware corporation ("BICI"), and U.S. LONG DISTANCE, INC., a Texas corporation ("Customer").

                               W I T N E S S E T H:

WHEREAS, Customer is engaged in the business of providing certain "zero plus" or "zero minus" telecommunication services for which Customer desires to bill and collect for these services through the local exchange companies (LECs); and

WHEREAS, BICI has entered into billing and collection agreements with certain LECs which allow BICI to provide billing and information management services for qualifying "zero plus" and "zero minus" Message Telephone Service ("MTS") calls on behalf of BICI's customers; and

WHEREAS, BICI has the ability through its computer hardware, computer software and accounting systems to provide billing and information management services for qualifying MTS calls for Customer, and Customer desires to obtain such billing and information management services from BICI on the terms and conditions contained herein:

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context otherwise requires:

      BAD DEBT:  See Uncollectible Amounts and Written-Off Accounts.

      BILLING TELEPHONE COMPANY (BTC):  See Local Exchange Carrier.

      BOC:  Bell Operating Company.

      BUSINESS DAY: A day other than Saturday and Sunday on which commercial banks are open in the State of Texas.

      CLAIM: Claim, loss, liability, damage, cost, correction and expense, and whether ordinary, special, consequential or otherwise.

      CONFIDENTIAL INFORMATION:  See Section 8.


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      EMI BILLING RECORDS:  Computer readable records containing the billing data for Customer's qualifying MTS calls, in the Bellcore EMI (electronic message interface) format, for which each LEC has the capability of processing through its billing and collection systems.

      END USER: A natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental agency or instrumentality, or other entity that subscribes to or uses Customer's services.

      FCC:  The Federal Communications Commission.

      FOREIGN INTRASTATE TAXES: Those applicable Taxes for MTS calls originating and terminating in the same state but billed in another state as described in Section 9 herein.

      INDEPENDENT TELEPHONE COMPANIES: Those LECs that are not BOCs, which presently include, subject to revision by BICI from time to time: General Telephone Operating Companies (GTOCs), United Telecommunications Operating Companies (United), Alltel, the alliance of Independent Telephone Companies through Independent NECA Services, and U. S. Intelco.

      INTEREXCHANGE CARRIER (IXC): Those telephone companies, other than the LECs, that can provide intraLATA (where applicable), interLATA, interstate and international telecommunications service.

      LEC PROCESSING FEES:  As described in paragraph 4.(c)(i) and 4.(f).

      LOCAL EXCHANGE CARRIER (LEC): Any one of the local telephone companies, as listed on Exhibit A hereto, providing intraLATA exchange telephone services or issuing calling cards and with whom BICI has entered into a billing and collection agreement.

      MTS (MESSAGE TELEPHONE SERVICES): Direct dialed or operator assisted station-to-station or person-to-person telephone calls billed: (i) to the originating telephone number, (ii) collect to the terminating telephone number, (iii) to a third telephone number other than the originating or terminating telephone number, or (iv) to a LEC or IXC calling card. "ENHANCED TELECOMMUNICATIONS SERVICES" OR "INFORMATION SERVICES" ARE NOT CONSIDERED MTS CALLS HEREIN AND CANNOT BE BILLED UNDER THIS AGREEMENT.

      POST-BILLING ADJUSTMENT OR CREDIT: Credits or rate adjustments applied to an End User's account by the LEC or by BICI.

      RBOCS:  Regional Bell Operating Companies.

      SUBMISSION DATE:  As Described in paragraph 3.(a).

      TARIFFS: The rates, terms and conditions for providing intraLATA, interLATA (intrastate), interstate and international telecommunication services as authorized and filed with the FCC, or with state or local regulatory authorities.

      TAXES: The word "Taxes" shall mean all those taxes and tax-like surcharges described in paragraph 9.(a) herein.

      UNBILLABLE RECORDS: Those EMI Billing Records that pass BICI's edits and screens and are submitted to the LECs for billing and collection but subsequently fail the LEC's edits and screens and are not posted to an End User's account by the LECs.

      UNCOLLECTIBLE AMOUNTS: Those amounts that are billed to an End User's account for Customer's Valid EMI Billing Records but are not collected due to the End User receiving a Post-Billing Adjustment or Credit to its bill or the End User failing to pay its bill to the LEC and the account subsequently being written off as Bad Debt by the LEC.

      VALID EMI BILLING RECORDS:  As described in paragraph 3.(b).

      WRITTEN-OFF ACCOUNTS: Those End Users' accounts that are not paid by the End Users and are subsequently written off as Bad Debt by the LECs.

      BICI REJECTED RECORDS: Those EMI Billing Records that fail BICI's edits and screens and are returned to Customer and not submitted to the LECs for billing and collection.

SECTION 2.  SCOPE OF AGREEMENT.

Customer hereby agrees to purchase from BICI the services described in Section 3 herein, and BICI agrees to provide such services at the time and in the manner, and subject to the terms and upon the conditions, set forth herein. Customer agrees that BICI shall be the EXCLUSIVE source for LEC billing and information management services in the United States and Canada for the billing telephone companies listed in Exhibit A, attached hereto. However, nothing contained herein shall be interpreted to prohibit Customer from contracting directly with any LEC for its own direct LEC billing and collection agreement, provided that Customer shall notify BICI of its intent at least sixty (60) days prior to activation of such agreement. As BICI enters into billing and collection arrangements with additional LECs, BICI will provide billing and information management services to Customer for such LECs on the same terms and conditions as contained herein.

SECTION 3.  BILLING SERVICES.

      (a) SUBMISSION OF EMI BILLING RECORDS. Customer shall submit to BICI its EMI Billing Records for its qualifying MTS calls for BICI to submit to each LEC under contract with BICI. Customer shall be responsible for submitting to BICI EMI Billing Records that contain adequate information so that BICI and the LECs can process such EMI Billing Records. Customer shall submit these EMI Billing Records to BICI once per week, except when Customer cannot satisfy BICI's minimum volume requirements as described in paragraph 7.(f), in which case Customer shall submit its EMI Billing Records at least once per month. The cost of these submissions shall be borne by Customer. The date BICI receives Customer's EMI Billing Records will be, for those records, the "Submission Date."

      (b) BICI'S EDITS AND SCREENS. Upon receipt of Customer's EMI Billing Records, BICI will promptly process Customer's EMI Billing Records through BICI's computer edits and screens. Those EMI Billing Records that pass BICI's edits and screens shall be "Valid EMI Billing Records." Those EMI Billing Records that do NOT pass BICI's edits and screens shall be "BICI Rejected Records," and shall be returned to Customer.

      (c) SUBMISSION TO LECS. Promptly after receipt of Customer's EMI Billing Records (within five (5) Business Days after such receipt for the RBOCs and GTE, or within ten (10) Business Days after such receipt for Independent Telephone Companies), BICI will submit Customer's Valid EMI Billing Records to the appropriate LECs.

      (d) PURCHASE BY LEC. Each LEC shall be responsible, to the extent required by its agreement with BICI, to purchase Customer's Valid EMI Billing Records.

      (e) BILLING AND COLLECTION BY LEC. Each LEC shall be responsible, for such Valid EMI Billing Records purchased by the LEC, for the billing and collection of the revenue, for Customer's qualifying MTS calls, from End Users residing within the applicable billing area of such LEC.

      (f)   PRINTING OF CUSTOMER'S NAME ON END USER'S LEC TELEPHONE BILL:
Wherever possible, BICI will use its best efforts to cause each Billing Telephone Company to print Customer's name, along with the associated Valid EMI Billing Records, on each End User's telephone bill. Customer acknowledges that where the Billing Telephone Companies do not provide this service, Customer's name shall not appear on the End User's telephone bill.

SECTION 4:  LEC PAYMENTS, FEES AND CHARGES:

      (a) PAYMENT BY LECS: Each LEC shall make payments to BICI for Valid EMI Billing Records purchased from Customer in accordance with the LEC's billing and collection agreement with BICI.

      (b) AMOUNT PAID BY LECS: The LEC shall pay to BICI the gross amount of Valid EMI Billing Records purchased by the LEC LESS the then-applicable fees, charges, charge backs, credits and adjustments as prescribed in its billing and collection agreement with BICI.

       (c)  LEC FEES, CHARGES, CHARGE BACKS, CREDITS AND ADJUSTMENTS:
Customer acknowledges and understands that BICI is and will be bound by the terms of its billing and collection agreement with each LEC with respect to each LEC's right to deduct or to reduce its collectible funds for: (i) the amount charged by each LEC for processing, billing and collecting Customer's Valid EMI Billing Records ("LEC Processing Fees"), (ii) any Unbillable Records, (iii) any Post-Billing Adjustments or Credits provided to End Users,
(iv) any reserve for anticipated Uncollectible Amounts ("Bad Debt Holdback Reserve"), and (v) any LEC Bad Debt "true-ups" (i.e. periodic true-ups between the Bad Debt Holdback Reserve and the actual Uncollectible Amounts realized by the LECs). In addition, Customer shall be responsible for any data transmission and distribution fees for delivering or receiving Customer's EMI Billing Records and for any other LEC charges specifically related to billing and collecting Customer's EMI Billing Records. Customer further agrees that payment of all amounts described in this paragraph 4.(c)

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shall be its sole responsibility and that BICI may withhold such amounts from payments to Customer. Should such amounts exceed the amounts due to Customer, such amounts shall be due and payable by Customer to BICI within ten (10) Business Days of notification by BICI of any amounts due. A schedule setting forth BICI's contractual average LEC Processing Fees for each LEC is attached hereto as Exhibit B hereto.

      (d) BAD DEBT HOLDBACK RESERVE: BICI will holdback or cause the LECs to holdback an amount estimated to be sufficient to set-off any Uncollectible Amounts that may be determined after the date BICI makes its final payment to Customer for Customer's Valid EMI Billing Records billed and collected by the LEC. Any Bad Debt Holdback Reserve withheld by the LEC shall be passed through to Customer on the same percentage or the same amount as BICI was assessed by the individual LECs. However, once sufficient data becomes available to BICI from the LECs to enable BICI to determine a specific Bad Debt history attributable to Customer, the Bad Debt Holdback Reserve rate shall be based on Customer's specific historical Uncollectible Amounts. A schedule setting forth the past twelve months' average Bad Debt Holdback Reserve withheld by each LEC is attached hereto, for your reference, as Exhibit G.

      (e) MONTHLY LEC BAD DEBT TRUE-UP. Between six and eighteen (6 - 18) months after BICI submits Customer's EMI Billing Records to the LECs for billing and collection, the LECs will determine the actual amounts collected from the End Users and true-up the difference between this amount and the face amount of Customer's Valid EMI Billing Records purchased by the LEC. BICI will provide Customer monthly reports on Bad Debt true-ups for these differences. If the amount of these true-ups is "in favor" (positive) of Customer, BICI will remit such amount to Customer when BICI receives the true-up amount from the LECs. If the amount of these true-ups is "not in favor" (negative) of Customer, BICI will withhold such amounts from the next scheduled payment due to Customer. If the amounts due to Customer are not sufficient to satisfy such true-up amounts, such amounts shall be due and payable by Customer to BICI within ten (10) Business Days of notification by BICI of any amounts due.

      (f) LEC PROCESSING FEE CALCULATION. Each calendar month BICI will determine the number of End User bills (renderings) that were or will be required to bill all of BICI's similarly situated customer's Valid EMI Billing Records submitted to BICI during that month and the average number of Valid EMI Billing Records contained on each End User's bill. BICI will then multiply these quantities by its contractual LEC Processing Fee schedules for each LEC to calculate the "Average LEC Processing Fees" for each LEC.
Exhibit B, attached hereto, contains the Average LEC Processing Fees for each LEC for the date thereof. BICI will then multiply this Average LEC Processing Fee for each LEC by the number of Customer's Valid EMI Billing Records submitted to each LEC to calculate Customer's LEC Processing Fees. These Average LEC Processing Fees will also include any data transmission fees, distribution fees, programming fees and any other charges directly associated with billing Customer's Valid EMI Billing Records.

      (g) END USER INQUIRY AND REBATE. Primary End User inquiry, investigation and rebate policies are set forth in Exhibit F attached hereto. Customer shall be responsible for payment of all Post-Billing Adjustments and Credits provided to End Users by either the LEC or BICI. Such amounts may be deducted weekly from the amounts due to Customer. If the amount due to Customer is not sufficient to satisfy these amounts, then Customer shall pay BICI such amount as is required to satisfy these amounts within ten (10) Business Days of notification by BICI of any amounts due.

      (h) REJECTED RECORDS. Those EMI Billing Records that fail BICI's edits and screens and not submitted to the LECs for billing and collection, BICI Rejected Records, shall be returned to Customer at no charge. Unbillable Records rejected by the LEC, through no fault of BICI, shall be charged the same BICI Processing Fees as described in Exhibit C attached hereto.

      (i) RESUBMITTED EMI BILLING RECORDS: Unbillable Records which are resubmitted to the LECs for billing and collection shall be charged the standard BICI Processing Fees as described in Exhibit C attached hereto.

SECTION 5.  BICI BILLING SERVICE FEES, CHARGES AND CHARGE BACKS.

In addition to the LEC Processing Fees, charges, charge backs, credits and adjustments set forth in Section 4, Customer agrees to pay to BICI and BICI may deduct from amounts collected by the LECs on behalf of Customer and paid to BICI, the following BICI billing service fees, charges, charge backs, credits and assessments:

      (a) A billing and information management service fee, the BICI Processing Fee, for each Valid EMI Billing Record submitted to the LECs for billing and collection by BICI, as specified in Exhibit C attached hereto;

      (b) An End User inquiry, investigation and rebate fee for each Valid EMI Billing Record submitted to the LECs for billing and collection by BICI, as specified in Exhibit C attached hereto;

      (c) Any Post-Billing Adjustment or Credit amounts refunded to End Users by BICI's customer service inquiry and investigation activities, along with any LEC charges associated with making such refunds to End Users;

      (d) A charge, as specified in Exhibit C attached hereto, for any submission of EMI Billing Records that contains less than the minimum volume requirements of BICI for each "library code";

      (e) An additional End User inquiry, investigation and rebate fee, as described in Exhibit C attached hereto, for each inquiry that exceeds one percent (1%) of the number of Valid EMI Billing Records for each library code processed by BICI on behalf of Customer each month; and

      (f) ACCOUNTS RECEIVABLE RECONCILIATION SYSTEM - FASTRACK: Customer shall pay to BICI an initial, one-time fee, as described in Exhibit C attached hereto, for BICI's accounts receivable reconciliation system known as FASTRACK.

As collateral for all obligations now existing or hereafter arising from Customer to BICI, Customer hereby grants to BICI a security interest in all the following property of Customer, whether now owned or hereafter acquired or created, and all proceeds and products thereof:

      (a) All amounts paid, and all amounts owing, by each LEC to BICI on accounts for Customer's EMI Billing Records;

      (b) All accounts owing from an End User to Customer arising from services which give rise to Customer's EMI Billing Records;

      (c) All amounts deposited by Customer with BICI pursuant to paragraph 13.(b) hereof; and

      (d)   all amounts owing and all amounts to be owing from BICI to Customer.

SECTION 6.  PAYMENTS TO CUSTOMER.

      (a) DETERMINATION OF AMOUNT DUE TO CUSTOMER. BICI will determine the amount collected by each LEC for Customer's Valid EMI Billing Records and deduct the then-applicable fees, charges, charge backs, credits and adjustments of the LECs and BICI. If the amount due to Customer is not sufficient to satisfy these fees, charges, charge backs, credits and adjustments, then Customer shall pay this difference to BICI within ten (10) Business Days of notification by BICI of any amounts due.

      (b) RESERVES AND TRUE-UPS FOR UNBILLABLE RECORDS: BICI will reserve an amount, from one month to the next, that is equal to Customer's prior history for Unbillable Records. BICI will recalculate Customer's historical experience quarterly from its prior three months results. Until such history can be determined for Customer, BICI will reserve two and one-half percent (2.5%) from the amount due to Customer. BICI will true-up this reserve each month when the information becomes available from the LECs. BICI will then return excess amounts to Customer or withhold additional amounts as may be required to satisfy these liabilities from the amounts due to Customer.

      (c) PAYMENT SCHEDULES: BICI will advance to Customer the estimated amount determined under paragraph 6.(a) above within seven (7) Business Days of receipt by BICI of any funds from a LEC for Customer's EMI Billing Records; PROVIDED, HOWEVER, that if Customer has ceased doing business for five (5) Business Days, is the subject of a bankruptcy proceeding, or a receiver, trustee or custodian is appointed over substantially all of Customer's assets, or if Customer fails to make any deposit required under paragraph 13.(b), or if BICI has reasonable grounds to believe that the fees, charges, charge backs, credits and adjustments to Customer may exceed any amount owing or to become owing from BICI to Customer, BICI may withhold payments to Customer until all such amounts have been determined and deducted from the amount owing to Customer. If the amount owing to Customer is determined not sufficient to satisfy these fees, charges, charge backs, credits and adjustments, then Customer shall pay the difference to BICI within ten (10) Business Days of notification by BICI of any amount due.

      (d) METHOD OF PAYMENT: BICI will make all advance payments and final payments due to Customer, using ACH wire transfer, each Tuesday or the first Business Day following Tuesday should Tuesday not fall on a Business Day based on the schedule described in paragraph 6.(c) herein.

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      (e)   ACCOUNTING FOR FUNDS:  Funds received from the LECs for Customer's
Valid EMI Billing Records, less applicable fees, charges, charge backs, credits and adjustments, shall be deposited and held by BICI in a common account until such time as the amount determined to be due Customer is paid to Customer. BICI will maintain an accounting of the balance owing or to be owing by BICI to Customer of such amounts deposited and held by BICI.

SECTION 7.  CUSTOMER'S OBLIGATIONS.

The Customer agrees as follows:

      (a) COOPERATION BY CUSTOMER. Customer agrees to cooperate with BICI to the fullest extent possible and to the best of Customer's ability to facilitate the provisioning of services described in Section 3 herein. Such cooperation shall include, but not be limited to, the following:

            (i) Supplying BICI with Customer's identification codes, any and all certifications of regulatory authority necessary for Customer to offer its services, and any other information and documents necessary or helpful to BICI; and

            (ii) Supplying BICI with all technical information and assistance with testing that may be necessary or helpful to BICI in providing its services herein.

      (b) APPLICABLE APPROVALS AND COMPLIANCE WITH LAW. Customer shall obtain and keep current all applicable federal, state and local licenses, certifications and approvals and shall fully comply with all other applicable federal, state and local regulations, laws, rules and Tariffs. Customer agrees that BICI shall assume and will assume no responsibility for such compliance whatsoever. Customer acknowledges and understands that certain LEC billing systems contain edits and screens that "block" Customer's EMI Billing Records from being billed to End Users until BICI can demonstrate to such LECs that Customer has proper authority for providing its services to the End User. Customer further acknowledges and understands that it may take as long as sixty
(60) days after notification to the LECs of such authority before the LECs will begin billing Customer's EMI Billing Records. Therefore, BICI will not be responsible for billing Customer's EMI Billing Records for services provided prior to the LECs removing their regulatory edits and screens from their billing systems.

      (c) VALIDATION. Customer shall validate all collect, third party and calling card billed MTS calls using the LECs' LIDBs (line information data bases) or some other alternative validation method that is acceptable to the LECs and to BICI.

      (d) COMPLETED CALLS. Customer acknowledges and agrees that where required, Customer shall be in compliance with the FCC's order to determine call connection using hardware or software "answer detection." Customer further agrees that it will submit to BICI only those EMI Billing Records for calls that represent valid, completed calls as defined in Exhibit D attached hereto.

      (e) AGED EMI BILLING RECORDS. Customer shall not submit EMI Billing Records to BICI that are more than ninety (90) days old or that exceed the "age of toll" acceptable by the LECs, whichever is less.

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      (f)   MINIMUM TRANSMISSION VOLUMES.  Customer shall not submit to BICI fewer than five thousand (5,000) EMI Billing Records per "library code" in any transmission of its EMI Billing Records. The minimum BICI Processing Fee, as set forth in Exhibit C attached hereto, shall apply if the minimum volume per transmission is not met.

      (g) OBJECTIONABLE CONTENT. Customer agrees, as a condition of BICI's performance under this Agreement, that BICI will not provide billing and information management services which BICI deems harmful, damaging or against public policy, including, but not limited to:

            (i) Services which explicitly or implicitly refer to sexual conduct;

            (ii)  Services which contain indecent, obscene or profane language;

            (iii) Services which allude to bigotry, racism, sexism or other forms of discrimination;

            (iv) Services which through advertising, content or delivery are deceptive, or that may take unfair advantage of minors or the general public;

            (v) Services which are publicly accessible, multi-party connections commonly known as "gab" or "chat" services;

            (vi) Services which are prohibited by Federal, state, or local laws or Tariffs; or

            (vii) Services which individual LECs exclude from the "types" of services or products for which their policies permit them to bill and collect.

      (h) NO OTHER BILLING ARRANGEMENT: Customer warrants that the EMI Billing Records submitted and to be submitted by Customer to BICI pursuant to this Agreement are NOT and will NOT be subject to any other valid or existing billing and collection agreement, have NOT been billed previously and will NOT be billed by another party following their submission by Customer to BICI.

SECTION 8.  PROTECTION OF CONFIDENTIAL INFORMATION.

As used herein, "Confidential Information" shall mean (a) proprietary information, (b) information marked or designated as confidential, (c) information otherwise disclosed in a manner consistent with its confidential nature, (d) information of one party, whether or not in written form and whether or not designated as confidential, that is known or should reasonably be known by the other party as being treated as confidential, and (e) information submitted by one party to the second party where the second party knows or reasonably should know that the first party is obligated to keep the information confidential. The parties hereto expressly recognize and acknowledge that, as result of the provision of services pursuant to this Agreement, Confidential Information which may be proprietary to each party must or may be disclosed to the other. Each party hereby agrees that it will make no disclosure of Confidential Information provided under this Agreement without the prior written consent of the other party. Additionally, each party shall restrict disclosure of said information to its own employees, agents or independent contractors to whom disclosure is necessary and who have agreed to be bound by the obligations of confidentiality hereunder. Such employees, agents or independent contractors shall use reasonable care, but not less care than they use with respect to their own information of like character, to prevent disclosure of any Confidential Information. Nothing contained in this Agreement shall be considered as granting or conferring rights by license or otherwise in any Confidential Information disclosed.

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SECTION 9.  TAXES.

      (a) CALCULATION OF TELECOMMUNICATIONS TAXES: BICI will be responsible for calculating or will use its best efforts to cause the LECs to calculate the following taxes applicable to each MTS call and allow them to be passed through to the End User, such taxes being referred to herein collectively as "Taxes":
Federal excise tax, any state and local sales taxes or tax-like charges, or any Foreign Intrastate Taxes or foreign tax-like charges. Notwithstanding the foregoing, Customer acknowledges and agrees it is responsible for compliance with all taxing requirements; therefore, Customer shall promptly notify BICI of any tax or tax-like surcharges and the associated rates that apply to Customer's MTS calls in any specific jurisdiction.

      (b) BILLING AND COLLECTION OF TAXES: BICI will, for the benefit of and on behalf of Customer, use its best efforts to cause the LECs to bill End Users for all Taxes. Customer acknowledges and agrees that BICI is acting merely as Customer's agent with respect to arranging for the billing and collection of Taxes, and in no event shall BICI be entitled to retain or receive from Customer, or from any End User, any statutory fee or share of Taxes to which the person collecting the same may be entitled under applicable law.

      (c) TAX EXEMPT STATUS FOR END USERS: BICI will have the authority, on behalf of Customer, to authorize the LECs to calculate Taxes in the same manner as the LECs calculate Taxes for their End Users and to authorize the LECs to establish the tax exempt status of End Users in the same manner as the LECs establish such status for their End Users. If Customer's MTS calls are exempt from federal, state and local Taxes or tax-like charges, Customer shall so indicate on each EMI Billing Record submitted to BICI.

      (d) FILING AND PAYMENT OF TAXES: Based upon the information calculated by BICI and/or received from the LECs with respect to Taxes assessed, billed and collected by the LECs, BICI will, on behalf of Customer, prepare and file in a timely manner with the applicable taxing authorities all returns covering Taxes, and will, on behalf of Customer, but only to the extent of amounts otherwise owing from BICI to Customer, pay in full and promptly remit to such taxing authorities all Taxes owed thereto. Upon written request, BICI will provide to Customer copies of any and all tax returns and other applicable information relating to the payment of Taxes by BICI within thirty (30) days after being filed and paid by BICI.

      (e) HOLD HARMLESS: Customer shall indemnify and hold BICI and its employees, agents and representatives free and harmless from and against any Claim (including, without limitation, reasonable attorneys' fees and court costs) relating to or arising out of any Taxes, penalties, interest, additions to tax, surcharge or other amounts to which BICI may be subject or incur, relating to or arising out of (i) BICI's reliance upon any calculations, determinations or other directives, or lack thereof, given by Customer to BICI with respect to the calculation, assessment, billing and/or collection of any Taxes contemplated by this Agreement; or (ii) a determination by the Internal Revenue Service or any other taxing authority that any amount paid by BICI pursuant to paragraph 9.(d) above with respect to Taxes was insufficient, except in the event such insufficiency was the result of gross negligence on the part of BICI; provided, however, that Customer shall not be required to indemnify BICI or the employees, agents and representatives thereof for any loss, damage, Claim, cause of action or other liability to the extent, but only to the extent, caused by the gross negligence or willful misconduct of BICI.

      (f) BILLED TAXES: Customer shall be responsible for the payment of any additional Taxes or tax-like charges assessed against BICI based on the revenues collected by BICI from Customer's Valid EMI Billing Records, "Billed Taxes" under this Agreement, excluding Federal and state income Taxes.

SECTION 10.  FORCE MAJEURE.

BICI shall not be held liable for any delay or failure in performance of any part of this Agreement or Exhibits attached hereto from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers.

SECTION 11.  LIMITATION OF LIABILITY.

      (a) BICI will use its best efforts at all times to provide prompt and efficient service; however, BICI makes no warranties or representations regarding the services except as specifically stated in this paragraph 11.(a). BICI will use due care in processing all work submitted to it by Customer and agrees that it will, at its expense, correct any errors which are due solely to malfunction of BICI's computers, operating systems or programs or errors by BICI's employees or agents. Correction shall be limited to reprocessing Customer's EMI Billing Records. BICI will not be responsible in any manner for failures of, or errors in, proprietary systems and programs other than those of BICI, nor shall BICI be liable for errors or failures of Customer's software or operational systems. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND CUSTOMER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions by BICI with respect to the information being processed and being submitted to the LECs for billing and collection, BICI's liability shall be limited to using its best efforts to correct such failure. In no event, except as specifically set forth herein, shall BICI be liable to Customer or any third parties (including Customer's customers) for any Claim even if BICI has been advised of the possibility of such Claim.

      (b) Due to the nature of the services being performed by BICI, Customer agrees that in no event will BICI be liable for any Claim caused by BICI's performance or failure to perform hereunder which is not reported by Customer in writing to BICI within thirty (30) days of such performance or failure to perform.

      (c) Customer shall indemnify and save harmless BICI from and against any Claim asserted against BICI by third parties and arising out of Customer's use of the services provided under this Agreement, unless such Claim arises out of the willful misconduct or gross negligence of BICI.

      (d) Liability of BICI in any and all categories and for any and all Claims arising out of this Agreement or out of any act or omission relating thereto shall, in the aggregate, not exceed one (1) month's average of BICI's Processing Fees to Customer over the twelve (12) months preceding such date in which the damage or injury is alleged to have occurred, but if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect.

SECTION 12.  TERM OF AGREEMENT.

The initial term of this Agreement shall begin on the date on page 1 of this Agreement or the date Customer begins submitting its EMI Billing Records to BICI, whichever is later, and continue in full force and effect for a minimum period of one (1) year from such date unless terminated in accordance with paragraph 14.(b)(i) and shall automatically renew for successive periods of one
(1) year unless terminated by written notice from either party at least sixty
(60) days prior to the scheduled expiration date.

Notwithstanding anything to the contrary contained herein, if Customer is currently billing more than twenty-five thousand (25,000) EMI Billing Records per month, Customer may elect an initial term for this Agreement of two (2) or three (3) years. Should Customer elect to extend the initial term of this Agreement, Customer shall pay BICI a minimum Processing Fee, as described in Exhibit C attached hereto, each month for the entire term of this Agreement. In consideration for such, BICI will charge Customer a reduced billing services fee for the term selected which coincides with the BICI fee schedule as presented in Exhibit C, attached hereto.

SECTION 13.  EXPIRATION OR TERMINATION.

      (a) PAYMENT UPON EXPIRATION OR TERMINATION: Upon the expiration or termination of this Agreement for any reason, Customer agrees to satisfy, when or before due, any and all of its obligations arising under this Agreement.

      (b) DEPOSIT FOR CHARGES: In addition, Customer acknowledges and understands that certain LEC charges for Uncollectible Amounts, Bad Debt true-ups and Post-Billing Adjustments and Credits which are not determined by the LECs or provided to BICI for a period of up to eighteen (18) months after the final processing of Customer's EMI Billing Records by BICI on behalf of Customer. Customer further acknowledges and agrees that payment of these amounts shall be its sole responsibility. To ensure such payments, Customer shall, at the expiration or termination of this Agreement for any reason, deposit with BICI an amount equal to two and one-half percent (2.5%) of the face amount of Customer's gross billings for the prior twelve (12) months, or such other amount as is estimated by BICI, based on Customer's prior history, necessary to satisfy such charges. Such deposited amount shall be used by BICI to pay Uncollectible Amounts, Bad Debt true-ups, Post-Billing Adjustments and Credits and other charges incurred on behalf of Customer for billing and collecting Customer's EMI Billing Records submitted by Customer to BICI during the term of this Agreement. Each quarter BICI will re-examine the amount of funds deposited and make such adjustments as BICI estimates may be necessary to satisfy the aforementioned charges. BICI will provide Customer with proper documentation to substantiate charges attributable to Customer on the same and consistent method as BICI determines such charges for all of its customers. At the end of eighteen (18) months from the expiration or termination date, BICI will return all unused amounts to Customer.

      (c) REMAINING LIABILITY: Notwithstanding the foregoing, the deposit of such amounts does not relieve or waive Customer's responsibility and obligation to pay its obligations to BICI including, without limitations, any and all fees, charges, charge backs, credits and adjustments associated with billing and collecting its EMI Billing Records. In the event such associated fees, charges, charge backs, credits and adjustments exceed the amount of the deposit described in paragraph 13.(b), Customer shall remit to BICI such additional amounts as are required to satisfy Customer's obligations under this Agreement to BICI within ten (10) Business Days of notification by BICI of any such amounts due.

      (d) SAVINGS CLAUSE: Except as otherwise provided herein, expiration or termination of this Agreement under this Section 13 shall terminate all further rights and obligations of the parties hereunder, provided that:
            (i) Neither BICI nor Customer shall be relieved of its respective obligations to pay any sums of money due or to become due or payable or accrued under this Agreement;
            (ii) If such expiration or termination is a result of a default hereunder or a breach hereof by a party hereto, the other party shall be entitled to pursue any and all rights and remedies it has to redress such default or breach in law or equity, subject to Sections 11, 14 and 24 hereof; and
            (iii) The provisions of Sections 8 and 9 hereof, except paragraph 9.(b), shall survive the expiration or termination of this Agreement.

      (e) EARLY TERMINATION OF EXTENDED TERM AGREEMENT: If Customer elects to extend the initial term of this Agreement and should Customer terminate or breach this Agreement before the expiration of the full initial term elected by Customer upon execution hereof, BICI will recalculate and Customer shall pay to BICI a processing fee for all EMI Billing Records processed under this Agreement based on the current processing fee schedule at the one (1) year rate, attached hereto as Exhibit C, plus ten percent (10%) for each EMI Billing Record processed under this Agreement, at Customer's monthly volume levels.

SECTION 14.  DEFAULT AND REMEDIES.

      (a)   DEFAULT:  Either Party shall be in default hereunder if it:
            (i) Fails to make any payment specified hereunder when or before due and such failure continues for five (5) Business Days after written notice;
            (ii) Breaches any other material covenant or undertaking contained in this Agreement and fails to remedy such breach within thirty (30) Business Days after written notice thereof from the non-defaulting party; or
            (iii) Files, or there is filed against it, any voluntary or involuntary proceeding under the Bankruptcy Code, or makes an assignment for the benefit of creditors, dissolves, ceases to conduct business for three (3) Business Days, resorts to any insolvency law, declares that it is unable to pay its debts as they mature or if a receiver, trustee or custodian is appointed over, or an execution, attachment, or levy is made upon, all or any material part of the property of such party.

      (b) REMEDIES: Time is of the essence of this Agreement. In the event of any default hereunder, the non-defaulting party shall have the following rights and remedies:
            (i) To terminate or cancel this Agreement, subject to the provisions of paragraph 13.(d), by giving written notice thereof to the defaulting party;
            (ii) To declare all amounts due under this Agreement from the defaulting party to the non-defaulting party to be immediately due and payable;
            (iii) To withhold, setoff, and retain, until all obligations of Customer to BICI have been satisfied in full, any and all amounts which may otherwise be due and payable to Customer under this Agreement and apply such amounts to any balance due or to become due from Customer to BICI;
            (iv) All rights and remedies allowed by the applicable Uniform Commercial Code;
            (v) All other rights and remedies allowed by this Agreement and under applicable law; and
            (vi) All rights and remedies shall be cumulative and can be exercised separately or concurrently.

SECTION 15.  AMENDMENTS; WAIVERS.

No modification, amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such modification, amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver or such term, right or condition.

SECTION 16.  ASSIGNMENT.

      (a) BY CUSTOMER OR BICI. Assignment by Customer or BICI of any right, obligation or duty or of any other interest hereunder, in whole or in part, shall require consent by both parties. Such consent shall not be unreasonably withheld by either party.
      (b) GENERALLY. All rights, obligations, duties and interests of any party under this Agreement shall inure to the benefit of and be binding on all successors in interest and assigns of such party and shall survive any acquisition, merger, reorganization or other business combination to which it is a party.

SECTION 17.  NOTICES AND DEMANDS.

      (a) HOW NOTICE GIVEN: Except as otherwise provided under this Agreement, all notices, demands and requests which may be given by any party to the other party shall be in writing and shall be: (i) delivered in person; (ii) mailed, postage prepaid, registered or certified mail, return receipt requested;
(iii) placed in the hands of a national overnight delivery service


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



or (iv) sent by facsimile transmission to the recipient's facsimile machine, with an extra copy immediately following by first class mail; and addressed as follows:

                              IF TO BICI, TO IT AT:
                         BILLING INFORMATION CONCEPTS INC.
                          ATTENTION:  MARSHALL N. MILLARD
                           9311 SAN PEDRO, SUITE 400
                           SAN ANTONIO, TEXAS  78216
                          TELEPHONE:  (210) 321-6900
                            FAX:  (210) 525-6298
        _________________________________________________________________

                         IF TO CUSTOMER, TO IT AT:
                          U.S. LONG DISTANCE, INC.
                         ATTENTION: MR. AUDIE LONG
                         9311 SAN PEDRO, SUITE 100
                         SAN ANTONIO, TEXAS  78216
                        TELEPHONE:   (210) 525-9009
                           FAX:   (210) 366-2437

If personal delivery is selected as the method of giving notice under this Section, a receipt for such delivery shall be obtained. The address to which such notices, demands, requests, elections or other communications may be given by either party may be changed by written notice given by such party to the other party pursuant to this Section 17.

      (b) WHEN NOTICE EFFECTIVE: Except as otherwise expressly provided herein, all such notices shall be effective upon receipt if delivered by hand, facsimile, national overnight delivery service, certified or registered mail and otherwise five (5) Business Days after placement in the U.S. mails.

SECTION 18.  NO THIRD-PARTY BENEFICIARIES.

This Agreement shall not provide any person not a party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 19.  GOVERNING LAW.

This Agreement shall be deemed to be a contract made under the laws of the State of Texas, and the construction, interpretation and performance of this Agreement and all transactions hereunder shall be governed by the domestic laws of such State without regard to conflict of law principles.

SECTION 20.  ENTIRE AGREEMENT.

This Agreement constitutes the entire and exclusive Agreement between the parties and supersedes all prior or contemporaneous agreements, and oral or written representations, between them.

SECTION 21.  EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same document.

SECTION 22.  HEADINGS.

The headings in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

SECTION 23.  MOST FAVORED CUSTOMER.

It is the intent of the parties hereto that Customer shall be considered by BICI as one of its most favored customers under this Agreement. By virtue of this consideration, Customer shall not pay a greater BICI Processing Fee per call, or in the alternative, receive a lesser number of out-cleared messages for the same or lesser BICI Processing Fee, than any other similarly situated customer of BICI under this Agreement. BICI will promptly reduce Customer's monthly BICI Processing Fee and minimum revenue guarantees if it should grant a lower rate per call or provide a greater number of out-cleared messages for the same or lesser BICI Processing Fee to any customer of BICI under this Agreement, similarly situated to Customer. Regardless of the mechanics of the aforementioned, it is the intent of this clause and the principle hereunder that Customer be treated as well as or better than the most favorably treated customer of BICI under this Agreement.

SECTION 24. ARBITRATION

Any controversy, dispute or Claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in San Antonio, Texas, pursuant to the rules of the American Arbitration Association. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of Texas shall govern. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within 15 days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the fifteen day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within thirty days, the Office of the American Arbitration Association in Dallas, Texas shall make the necessary appointments of such arbitrator(s). The arbitrator shall only have authority to award compensatory damages and shall not have authority to award punitive damages, other non-compensatory damages or any other form of relief: the parties hereby waive all rights to and claims for relief other than compensatory damages. The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in the courts of the

State of Texas or the United States of America for the Western District of the State of Texas. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally , the jurisdiction of the aforesaid courts.

Term

The initial term of this Agreement shall be for a period of three years from the date hereof.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first set forth above.

                                    BILLING INFORMATION CONCEPTS INC.:


                                    By:  /s/ Alan W. Saltzman
                                       --------------------------------
                                         Alan W. Saltzman
                                         President and
                                         Chief Operating Officer

                                    Date: July 10, 1996
                                         ------------------------------

                                    CUSTOMER:

                                    U.S. LONG DISTANCE, INC.


                                    By:  /s/ Larry M. James
                                       --------------------------------

                                    Name: Larry M. James
                                         ------------------------------
                                                      (print)

                                    Its: President
                                        -------------------------------


                                    Date: July 10, 1996
                                         ------------------------------



                                    ______________________________
                                    Account Representative